Exhibit 99.4

Gordon Trucking, Inc.

Unaudited Consolidated Financial Report
September 30, 2013

Contents

Unaudited Consolidated Financial Statements

GORDON TRUCKING, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS	September 30, 2013	December 31, 2012
CURRENT ASSETS
Cash and cash equivalents	$23,642	$11,621
Trade receivables, net of allowance of $594 and $681	43,718	39,530
Notes receivable - related party	53	53
Other receivables, note of allowance of $161 and $259	964	301
Operating supplies and parts	1,854	2,150
Prepaid expenses	3,247	5,144
Deposits	562	248
Total current assets	$74,040	$59,047
PROPERTY AND EQUIPMENT
Land	18,278	18,814
Buildings and leasehold improvements	28,746	28,379
Revenue Equipment	334,348	327,967
Other vehicles and equipment	12,007	11,792
Construction in process	323	179
	393,702	387,131
Less accumulated depreciation and amortization	160,725	149,905
Property and equipment, net	$232,977	$237,226
OTHER ASSETS
Cash surrender value of life insurance	5,123	4,956
Notes receivable - related party	203	243
Other	626	626
Total other assets	5,952	5,825
Total assets	$312,969	$302,098
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$8,301	$7,810
Accrued salaries, wages and related taxes	7,593	6,783
Short-term borrowings	275	—
Other accrued expenses	19,888	19,970
Current portion of long-term obligations	37,812	32,546
Total current liabilities	$73,869	$67,109
LONG-TERM LIABILITIES
Long-term obligations	$125,527	$136,250
Deferred compensation	1,780	1,108
Contract driver and other deposits	208	259
Long-term claims payable	8,986	9,326
Total long-term liabilities	$136,501	$146,943
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY
Stockholders' equity	$96,794	$82,241
Non-controlling interest in Minorities	5,805	5,805
Total stockholders' equity	$102,599	$88,046
Total liabilities and stockholders' equity	$312,969	$302,098

See notes to unaudited consolidated financial statements.

GORDON TRUCKING, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	Nine Months Ended
	September 30, 2013	September 30, 2012

FREIGHT REVENUE	$322,235	$315,786

OPERATING EXPENSES
Operating	$127,479	$127,620
Salaries and wages	87,180	83,872
Employee benefits, incentives and subsistence	21,769	24,053
Contract equipment rents	20,009	22,743
Operating taxes and licenses	9,925	8,991
Depreciation and amortization	29,363	25,126
General and administrative	10,102	9,680
Facility Rent	1,984	2,087
Gain on equipment disposals	(4,031)	(3,394)
Other, net	300	357
Total Expenses	304,080	301,135

Operating income	18,155	14,651

Interest and other income	606	483
Interest Expense	(3,081)	(2,945)
Total other income (expense)	(2,475)	(2,462)

Net Income	15,680	12,189

Less Net Income Attributable to Non-controlling Interests in Minorities	(1,848)	(1,635)

Net income	$13,832	$10,554

See notes to unaudited consolidated financial statements.

GORDON TRUCKING, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	September 30,	September 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$15,680	$12,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,363	25,126
Gain on disposal of property and equipment	(4,031)	(3,394)
Bad debt expense	(101)	—
Deferred Compensation	761	201
Long-term claims payable	(950)	687
Changes in operating assets and liabilities:
Accounts receivables	(4,088)	(5,793)
Other receivables	(497)	(380)
Operating supplies and parts	296	739
Prepaid expenses	1,896	1,823
Deposits	(39)	30
Accounts payable	491	1,330
Accrued salaries, wages, and related taxes	808	3,406
Contract driver and other deposits	(49)	(276)
Deferred compensation	(89)	(129)
Other accrued expenses and long-term claims payable	1,240	(3,100)
Net cash provided by operating activities	40,691	32,459
INVESTING ACTIVITIES
Purchases of property and equipment	(27,235)	(63,325)
Proceeds from sale of property and equipment	5,442	6,452
Increase in cash surrender value of life insurance	(167)	132
Payments received on notes receivable - related party	40	2,319
Net cash used in investing activities	(21,920)	(54,422)
FINANCING ACTIVITIES
Proceeds from long-term obligations	19,795	53,167
Repayments of long-term obligations	(25,418)	(18,749)
Payment of cash dividend to non-controlling interest	(1,127)	(609)
Net cash (used in) provided by financing activities	(6,750)	33,809

Net increase in cash and cash equivalents	12,021	11,846
CASH AND CASH EQUIVALENTS
Beginning of period	11,621	7,299
End of period	$23,642	$19,145
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$3,021	$2,895

See the notes to unaudited consolidated financial statements.

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 1 - Nature of Business and Summary of Significant Accounting Policies

The Company

Gordon Trucking, Inc. is a Washington corporation providing truckload transportation services to customers throughout the United States and Canada. Air GTI, LLC provides air transportation support to Gordon Trucking, Inc. (GTI), which is its sole member. The Company holds a variable interest in six related entities, described below, which lease real estate and equipment to Gordon Trucking, Inc. and have been consolidated under generally accepted accounting principles. The entities are referred to collectively as the Company.

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. Dollars are presented in thousands in the accompanying notes to unaudited consolidated financial statements except for per share amounts.

Variable-Interest Entities

Annually, GTI does an evaluation of all existing relationships to identify situations where GTI has a “variable interest” in a “variable-interest entity” and to determine which of these variable-interest entities must be consolidated with GTI’s financial results. As a part of this annual assessment, management reviews the nature of the variable interest relationship and whether there have been any significant changes over the past year that result in a change to the original assessment. During the annual assessment, management considers the nature of any lending relationships, as well as the risk profile, including any significant changes of the variable interest. Management concluded, for the nine months ended September 30, 2013 and 2012, that there were no changes to previous conclusions regarding these variable interests. The variable interests identified have been due to debt and debt guarantees provided by GTI; therefore, there are no significant judgments or assumptions used during this evaluation. For 2013 and 2012, GTI held a variable interest in six related entities: Cal S&S, LLC; S&S Wisconsin, LLC; S&S Illinois, LLC; Gordon Richardson, LLC; S&S Idaho, LLC; and S&S Indy, LLC.

These entities are consolidated into GTI’s results as of the nine months ended September 30, 2013 and 2012 as outlined above. These entities generated rental income totaling approximately $2,763 and $2,423 for nine months ended September 30, 2013 and 2012, respectively, all of which has been eliminated in consolidation. The consolidation of these entities represents $22,504 and $22,278 of the Company’s total assets as of September 30, 2013 and December 31, 2012 and $15,876 and $16,473 of the Company’s total liabilities as of September 30, 2013 and December 31, 2012.

Principles of Consolidation

The consolidated financial statements include the accounts of Gordon Trucking, Inc., its wholly owned subsidiary, Air GTI, LLC and its variable-interest entities. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes transportation revenue based on the transit time in each reporting period. Revenue is reported gross. Expenses are recognized as incurred.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 1 - Nature of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received.

Notes Receivable - Related Party

Notes receivable are stated at the amount of unpaid principal. Interest income is recognized over the contractual term of the note.

Operating Supplies and Parts

The Company values its operating supplies and parts generally at the lower of average cost or market.

Federal Income Taxes

The stockholders of Gordon Trucking, Inc. have elected to file federal income taxes using S corporation status. Under tax regulations for S corporations, Gordon Trucking, Inc. elects to have net income or losses reported on the tax returns of the individual stockholders. Accordingly, there is no provision for income taxes.

Air GTI, LLC; Cal S&S, LLC; S&S Wisconsin, LLC; S&S Illinois, LLC; S&S Idaho, LLC; and S&S Indy, LLC are all single-member LLCs. As such, all are disregarded entities for federal income tax purposes. Their activities are reported with the tax filing of their respective members. Accordingly, there is no provision for income taxes.

Gordon Richardson, LLC is not a tax paying entity for federal or state income tax purposes. Its activity will be reported with the tax filing of its members. Accordingly, there is no provision for income taxes.

The Financial Accounting Standards Board has issued guidance on accounting for uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2010.

Valuation of Long-Lived Assets

Using management’s best estimates, based on reasonable and supportable assumptions and projections, long-lived assets are reviewed for impairment whenever events or changes in circumstances have indicated that the carrying amount of the assets might not be recoverable.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their useful lives or lease term.

Revenue equipment	5-10 years
Other vehicles and other equipment	3-10 years
Leasehold improvements	5-30 years

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 1 - Nature of Business and Summary of Significant Accounting Policies (continued)

The Company records the gain or loss resulting from disposal of equipment through a sale or as a result of involuntary conversion.

Financial Instruments

The Company’s short-term financial instruments include cash and cash equivalents, accounts and other receivables, prepaid expenses, accounts payable, accrued expenses, short-term borrowings, and letters of credit. Management believes that the fair value of these financial instruments approximates their carrying value based on the short-term nature and expected realization of such accounts. The Company’s long-term financial instruments include long-term borrowings. Management has estimated that the fair value of the long-term borrowings approximates their carrying value based on borrowing rates currently available to the Company for loans with similar terms and maturities at September 30, 2013.

Concentration of Credit Risk and Certain Business Risks

The Company is subject to certain business risks that could affect future operations and financial performance. For the nine months ended September 30, 2013, transportation services were provided to two significant customers, which accounted for 21 percent of freight revenue and 20 percent of total accounts receivable at September 30, 2013. For the nine months ended September 30, 2012, transportation services were provided to two significant customers, which accounted for 22 percent of freight revenue. As of December 31, 2012, two customers accounted for 20 percent of total accounts receivable.

Use of Estimates

Preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements. Actual results could differ from these estimates. Significant estimates include uninsured losses, depreciation and allowance for accounts receivable.

Stockholders’ Equity

During the year ended December 31, 2012, the Company did a 10-for-1 stock split, resulting in adjusted common stock authorized of 500,000 shares, with a par value of $0.10. Upon completion of the stock split, the Company converted 450,000 shares of common stock into Class B shares. The remaining 50,000 shares are now considered Class A shares. At December 31, 2012 and September 30, 2013, there are 45,300 Class A shares issued and outstanding and there are 407,700 shares of Class B stock issued and outstanding. All shares have a par value of $0.10. Class A shares have voting rights while Class B shares do not. Both classes of stock are eligible for distributions, if any should occur.

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 2 - Debt Obligations

Long-Term Obligations

Long-term obligations consist of the following:
	September 30,	December 31,
	2013	2012
Note payable to stockholder, due in full in December 2017	$12,745	$12,745
Notes payable; monthly installments of $157, plus interest at fixed rates ranging from 1.9 percent to 2.7 percent, maturing from March 2018 to July 2020 collateralized by equipment.	9,781	—
Notes payable; monthly installments of $237, plus interest at fixed rates ranging from 3.0 percent to 4.0 percent; maturing from September 2015 through January 2019; collateralized by equipment.	10,990	12,889
Notes payable; monthly installments of $1,035, plus interest at fixed rates ranging from 1.8 percent to 2.5 percent; maturing December 2014 through July 2018; collateralized by equipment.	40,084	44,170
Notes payable; monthly installments of $608, plus interest at fixed rates ranging from 1.9 percent to 4.4 percent; maturing November 2017 through November 2019; collateralized by equipment.	35,249	36,560
Notes payable; monthly installments of $338, plus interest at fixed rates ranging from 1.9 percent to 3.9 percent; maturing from October 2015 through August 2020; collateralized by equipment.	14,425	15,836
Notes payable; monthly installments of $83, plus interest at fixed rate 2.0 percent; maturing from September 2014 through October 2014; collateralized by equipment.	967	1,793
Notes payable; monthly installments of $335, plus interest at fixed rates ranging from 2.6 percent to 3.5 percent; maturing from October 2014 to January 2019; collateralized by equipment.	8,383	11,064
Notes payable; monthly installments of $277 plus interest at fixed rates ranging from 2.3 percent to 4.1 percent; maturing from July 2015 to January 2017; collateralized by equipment.	11,175	13,387
Notes payable; monthly installments of $42, plus variable interest (1.8 percent at September 30, 2013); maturing April to June 2017; collateralized by property.	8,980	9,355
Notes payable; monthly installments of $49, plus variable interest (1.9 percent at September 30, 2013); maturing July 2017; collateralized by property.	10,560	10,997
Total	163,339	168,796
Less Current Portion	37,812	32,546
Total long-term obligations	125,527	136,250

The note payable listed above for $12,745 for 2013 and 2012 is due to one of the Company’s stockholders. The stockholder has a note from a bank in the same amount and the same stated interest rate. This note does not amortize and has a variable interest rate of LIBOR (0.25 percent at September 30, 2013) plus 1.75 percent. The Company is a guarantor on the note. Related-party interest paid was $190 and $210 at September 30, 2013 and 2012, respectively.

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 2 - Debt Obligations (continued)

The Company finances equipment and real estate purchases through banks and finance companies. These lenders also provide funding related to operating lease transactions. Available amounts committed by these lenders totaled $237,456 at September 30, 2013, of which total debt and operating leases drawn on these commitments were $193,803 as of September 30, 2013. These available commitments are subject to review and renewal throughout the year.

Principal payments on long-term obligations for future years ending September 30 are as follows:

2014	$37,812
2015	34,042
2016	27,983
2017	34,850
2018	23,766
Thereafter	4,886
Total	163,339

Revolving Credit Notes

At September 30, 2013 and December 31, 2012, the Company has a revolving credit note, payable to a bank at LIBOR plus 1.65 percent, in the amount of $15,000. There were no advances outstanding at September 30, 2013 or December 31, 2012. The lines of credit include financing for letters of credit and mature June 2014.

The Company has outstanding letters of credit totaling $5,066 at September 30, 2013 and $7,622 at December 31, 2012 resulting in available credit of $9,934 at September 30, 2013 and $7,378 at December 31, 2012. This credit facility is subject to review and renewal in 2014, has no required monthly principal payments and is collateralized by trade receivables.

Loan agreements for certain credit facilities contain restrictive covenants, which require the Company to meet certain financial ratios related to debt to net worth and operating cash flow to fixed charge ratio on an annual basis. Covenants are not required to be calculated on an interim basis.

Note 3 - Employee Benefits

Retirement Plans

The Company maintains two defined contribution plans covering substantially all of its drivers, office and administrative personnel, and certain owner-operators. Contributions to the drivers and office and administrative personnel plan were $980, and $958 for the nine months ended September 30, 2013 and 2012, respectively. The Company made no contributions to the owner-operator plan in 2013 and 2012.

Deferred Compensation

Certain key executives have agreements that provide for additional benefits upon their retirement or death. The amounts accrued September 30, 2013 and December 31, 2012 totaled $1,780 and $1,108, respectively. The accrued amounts represent the estimated present value to be paid (using a discount rate of 5.5 percent) of the benefits earned under these agreements as of September 30, 2013. Deferred compensation charged to expense totaled $765 and ($110) for the nine months ended September 30, 2013 and 2012, respectively.

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 4 - Related-Party Transactions

Terminal Leases

The Company leases its terminal facilities under operating leases from certain limited liability companies, whose members include owners of the Company and a commercial tractor dealership owned by L.J. Gordon. The leases expire from 2035 through 2041 and contain options to renew. The Company guarantees debt of non-consolidated related-party entities totaling approximately $4,757 at September 30, 2013 and $5,102 at December 31, 2012 for these facilities.

The Company is responsible for all taxes, insurance and utilities related to the terminal leases. Rent expense paid to related parties was $3,176 and $3,025, of which $1,857 and $1,705 was eliminated upon consolidation for the nine months ended September 30, 2013 and 2012, respectively.

At September 30, 2013, future minimum payments to unconsolidated related parties under noncancellable leases total $1,759 annually for 2013 through 2017, with payments totaling $35,588 for the 22 years thereafter.

Purchases and Sales Transactions

The Company purchases tractors from and sells tractors and trailers to the commercial tractor dealership, related by common ownership. Purchases totaled $16,921 and $36,610, while sales totaled $4,555 and $6,151, in 2013 and 2012, respectively.

The Company purchases parts and services from the same commercial tractor dealership. Parts and services purchases totaled $6,012, and $6,542 in 2013 and 2012, respectively. At September 30, 2013 and December 31, 2012, the Company owed to the dealership $800 and $760, respectively, which are included in accounts payable in the accompanying consolidated financial statements.

The Company provides administrative services to the commercial tractor dealership discussed above. The Company received $540 for the nine months ended September 30, 2013 and 2012. This reimbursement was recorded as a reduction in salaries and wages in the accompanying consolidated financial statements.

Notes Receivable

At September 30, 2013 and December 31, 2012 the Company has notes receivable totaling $225 and $296, respectively, due from entities related by common ownership. The receivables mature through December 2020 and bear a fixed interest rate of 5 percent. Interest income of $11 and $17 was recognized during 2013 and 2012, respectively on these notes.

Note 5 - Commitments and Contingencies

Operating Leases

The Company has operating leases for certain revenue equipment. Rent expense for these leases for the nine months ended September 30, 2013 and 2012, was $6,885 and $6,251 , respectively, including related-party rental payments totaling $4,092 and $ 3,439, respectively. Related-party payments totaling $407 and $101 have been eliminated on the accompanying consolidated statements of income for the nine months ended September 30, 2013 and 2012. The leases expire through 2016. Minimum payments under these non-cancellable leases for future years ended September 30 are as follows:

	Related Party	Non-Related Party	Total
2014	$5,748	$1,262	$7,010
2015	2,557	504	3,061
2016	1,984	—	1,984
Total	10,289	1,766	12,055

GORDON TRUCKING, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 AND DECEMBER 31, 2012

Note 5 - Commitments and Contingencies (continued)

Insurance

The Company is qualified by the Federal Motor Carrier Safety Administration as a self-insured for personal injury and property damage, and by various states as a workers’ compensation self-insured. The Company’s insurance programs for certain workers’ compensation risks, personal injury and property damage, employee medical, and cargo damage include self insurance or retentions limited to losses of $500, $500, $500 and $50, respectively, for each claim. Losses in excess of per-claim limits, self-insurance limits, or retentions are covered by insurance contracts. At September 30, 2013, $25,201 has been accrued for estimated incurred losses relating to these insurance programs. At December 31, 2012, $23,631 has been accrued for estimated incurred losses relating to these insurance programs. These accruals are included in other accrued expenses and long-term claims payable in the accompanying consolidated financial statements. Amounts included in operating expenses and employee benefits, incentives and subsistence on the accompanying consolidated statements of income totaled $13,648 and $16,398 for the nine months ended September 30, 2013 and 2012, respectively.

Litigation

The Company is a party to routine litigation incidental to its business, primarily claims for personal injury and property damage incurred in the transport of freight. Management believes, after consultation with counsel, adequate accruals and insurance coverage have been provided for such cases; however, the outcome of these matters cannot be determined at this time.

Note 6 - Subsequent Events

In preparing the unaudited consolidated financial statements, management has evaluated subsequent events and transactions through January 27, 2014, the date of issuance.

Effective November 11, 2013, Gordon Trucking, Inc. was sold to Heartland Express, Inc. of Iowa, a wholly owned subsidiary of Heartland Express, Inc.